SCHEDULE 23-1

                      Consent of Independent Public Accountants



          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 22, 1994 included in the NUI Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and to all references to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN LLP

                              ARTHUR ANDERSEN LLP


          New York, N.Y.
          January 11, 1995